EXHIBIT 21


                            SIGNIFICANT SUBSIDIARIES

                         NATIONAL COMPUTER SYSTEMS, INC.


                                  STATE OR
                                    OTHER
                                JURISDICTION
                                     OF              NAME UNDER WHICH
NAME OF SUBSIDIARY             INCORPORATION     SUBSIDIARY DOES BUSINESS
----------------------------   -------------     ------------------------

NCS Assessments, Inc.             Minnesota     National Computer Systems, Inc.
                                                NCS Assessments
                                                Professional Assessment
                                                   Services Division of
                                                   National Computer
                                                   Systems, Inc.


Macro Educational Systems, Inc.   California    National Computer Systems, Inc.
                                                Education Software and
                                                   Services Division
                                                   of National Computer
                                                   Systems, Inc.




Note: No other subsidiary of National Computer Systems, Inc. meets the conditions to be deemed a significant subsidiary.